Exhibit 99.1

NEWS RELEASE April 17, 2019

Contacts: Dan Schlanger, CFO
Ben Lowe, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FIRST QUARTER 2019 RESULTS AND MAINTAINS OUTLOOK FOR FULL YEAR 2019

April 17, 2019 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended March 31, 2019.
"In the first quarter, we delivered solid results that were in line with our expectations, positioning us well to generate attractive growth in cash flows and dividends per share for the full year 2019," stated Jay Brown, Crown Castle’s Chief Executive Officer. "This continued growth reflects the strong fundamentals we see across our business, including our major customers spending to improve their current networks while beginning to invest in 5G. We are excited about the opportunity we see to leverage our unmatched portfolio of more than 40,000 towers and 70,000 route miles of dense, high capacity fiber located in the top U.S. markets where we see the greatest long-term demand. We continue to believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our shareholders. Further, we believe that the U.S. is the best market for communications infrastructure ownership, and we are pursuing that compelling opportunity with our comprehensive offering. With this positive momentum across our towers and fiber segments, we remain focused on investing in our business to generate future growth and delivering dividend per share growth of 7% to 8% per year."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended March 31, 2019 and 2018. For further information, refer to the financial statements and non-GAAP, segment and other calculation reconciliations included in this press release.

(in millions)	Actual
	Q1 2019	Q1 2018	Change	% Change
Site rental revenues	$1,219	$1,153	+$66	+6%
Net income (loss)	$210	$114	+$96	+84%
Adjusted EBITDA(a)	$821	$763	+$58	+8%
AFFO(a)(b)	$606	$558	+$48	+9%
Weighted-average common shares outstanding - diluted	417	410	+7	+2%
Note: Figures may not tie due to rounding.

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	Attributable to CCIC common stockholders.

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HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 6%, or $66 million, from first quarter 2018 to first quarter 2019, inclusive of approximately $65 million in Organic Contribution to Site Rental Revenues and a $1 million increase in straight-lined revenues. The $65 million in Organic Contribution to Site Rental Revenues represents approximately 5.7% growth, comprised of approximately 9.5% growth from new leasing activity and contracted tenant escalations, net of approximately 3.8% from tenant non-renewals.

•	Net income. Net income for the first quarter 2019 was $210 million, compared to $114 million during the same period a year ago.

•
Capital expenditures. Capital expenditures during the quarter were $480 million, comprised of $15 million of land purchases, $21 million of sustaining capital expenditures, $442 million of revenue generating capital expenditures and $2 million of integration capital expenditures. The revenue generating capital expenditures of $442 million includes $344 million attributable to Fiber and $98 million attributable to Towers.

•
Common stock dividend. During the quarter, Crown Castle paid common stock dividends of $1.125 per common share, an increase of approximately 7% on a per share basis compared to the same period a year ago.

•
Financing activities. In February, Crown Castle issued $1.0 billion in aggregate principal amount of senior unsecured notes, with net proceeds from the offering used to repay outstanding borrowings under its existing revolving credit facility. In addition, in April, Crown Castle established an unsecured commercial paper program ("CP Program"). Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time, with the principal amount outstanding at any time not to exceed $1.0 billion.

"We are excited about the positive long-term industry fundamentals that are creating significant demand for our communications infrastructure, which is translating into the higher levels of new leasing activity we are experiencing this year across our tower and fiber assets," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "With our recent financing activities, we believe we are well positioned to continue to invest in our business and create significant value for our shareholders by leveraging our leading portfolio of towers and high-capacity fiber assets."

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OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").
The following table sets forth Crown Castle's current Outlook for full year 2019, which is unchanged from our previously provided full year 2019 Outlook:

(in millions)	Full Year 2019
Site rental revenues	$4,939	to	$4,984
Site rental cost of operations(a)	$1,438	to	$1,483
Net income (loss)	$781	to	$861
Adjusted EBITDA(b)	$3,344	to	$3,389
Interest expense and amortization of deferred financing costs(c)	$687	to	$732
FFO(b)(d)	$2,293	to	$2,338
AFFO(b)(d)	$2,413	to	$2,458
Weighted-average common shares outstanding - diluted(e)	417

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	Attributable to CCIC common stockholders.

(e)
The assumption for full year 2019 diluted weighted-average common shares outstanding is based on the diluted common shares outstanding as of March 31, 2019. The diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Full Year 2019 Outlook
The table below compares the results for full year 2018, midpoint of the current full year 2019 Outlook and the midpoint of the previously provided full year 2019 Outlook for select metrics.

	Midpoint of FY 2019 Outlook to FY 2018 Actual Comparison
(in millions)	Current Full Year 2019 Outlook	Full Year 2018 Actual	Change	% Change	Previous Full Year 2019 Outlook(d)	Current Compared to Previous Outlook
Site rental revenues	$4,962	$4,716	+$246	+5%	$4,962	—
Net income (loss)	$821	$671	+$150	+22%	$821	—
Adjusted EBITDA(a)	$3,367	$3,141	+$226	+7%	$3,367	—
AFFO(a)(b)	$2,436	$2,274	+$162	+7%	$2,436	—
Weighted-average common shares outstanding - diluted(c)	417	415	+2	—	417	—

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	Attributable to CCIC common stockholders.

(c)
The assumption for full year 2019 diluted weighted-average common shares outstanding is based on the diluted common shares outstanding as of March 31, 2019. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	As issued on January 23, 2019.

•
At the midpoints, the expected Organic Contribution to Site Rental Revenues from 2018 to 2019 represents 6.0% growth year over year compared to 5.6% for full year 2018, comprised of approximately 9.8% growth from new leasing activity and contracted tenant escalations, net of approximately 3.8% from tenant non-renewals.

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•
The chart below reconciles the components of expected growth in site rental revenues from 2018 to 2019 of $223 million to $268 million, inclusive of expected Organic Contribution to Site Rental Revenues during 2019 of $260 million to $300 million.

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•	The chart below reconciles the components of expected growth in AFFO from 2018 to 2019 of $140 million to $185 million.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, April 18, 2019, at 10:30 a.m. Eastern time to discuss its first quarter 2019 results. The conference call may be accessed by dialing 888-254-3590 and asking for the Crown Castle call (access code 2519856) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, April 18, 2019, through 1:30 p.m. Eastern time on Wednesday, July 17, 2019, and may be accessed by dialing 888-203-1112 and using access code 2519856. An audio archive will also be available on the company's website at investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 70,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs"). Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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News Release continued:	Page 7

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures (comprised of maintenance capital expenditures and corporate capital expenditures).
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through consistently applied allocations using the rates at which management has estimated the relative burden to each segment.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure assets in order to add new tenants for the first time or support subsequent tenant equipment augmentations, or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants), construction of new communications infrastructure, and, to a lesser extent, purchases of land interests (which primarily relate to land assets under towers as we seek to manage our interests in the land beneath our towers) and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.

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Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) corporate capital expenditures.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
(in millions)
Net income (loss)	$210	$114	$671
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	6	3	26
Acquisition and integration costs	4	6	27
Depreciation, amortization and accretion	394	374	1,528
Amortization of prepaid lease purchase price adjustments	5	5	20
Interest expense and amortization of deferred financing costs(a)	168	160	642
(Gains) losses on retirement of long-term obligations	1	71	106
Interest income	(2)	(1)	(5)
Other (income) expense	1	1	(1)
(Benefit) provision for income taxes	6	4	19
Stock-based compensation expense	29	26	108
Adjusted EBITDA(b)(c)	$821	$763	$3,141

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2019
(in millions)	Outlook
Net income (loss)	$781	to	$861
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$35	to	$45
Acquisition and integration costs	$15	to	$25
Depreciation, amortization and accretion	$1,606	to	$1,646
Amortization of prepaid lease purchase price adjustments	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$687	to	$732
(Gains) losses on retirement of long-term obligations	$(1)	to	$1
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$17	to	$25
Stock-based compensation expense	$111	to	$116
Adjusted EBITDA(b)(c)	$3,344	to	$3,389

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	March 31, 2019	March 31, 2018	December 31, 2018
Net income (loss)	$210	$114	$671
Real estate related depreciation, amortization and accretion	380	359	1,472
Asset write-down charges	6	3	26
Dividends on preferred stock	(28)	(28)	(113)
FFO(a)(b)(c)(d)(e)	$567	$447	$2,055

FFO (from above)	$567	$447	$2,055
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(17)	(16)	(72)
Straight-lined expense	22	23	90
Stock-based compensation expense	29	26	108
Non-cash portion of tax provision	5	4	2
Non-real estate related depreciation, amortization and accretion	14	15	56
Amortization of non-cash interest expense	1	2	7
Other (income) expense	1	1	(1)
(Gains) losses on retirement of long-term obligations	1	71	106
Acquisition and integration costs	4	6	27
Maintenance capital expenditures	(16)	(13)	(64)
Corporate capital expenditures	(5)	(9)	(41)
AFFO(a)(b)(c)(d)(e)	$606	$558	$2,274

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)
Diluted weighted-average common shares outstanding were 417 million, 410 million and 415 million for the three months ended March 31, 2019 and 2018, and the twelve months ended December 31, 2018, respectively. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2019
(in millions)	Outlook
Net income (loss)	$781	to	$861
Real estate related depreciation, amortization and accretion	$1,557	to	$1,577
Asset write-down charges	$35	to	$45
Dividends on preferred stock	$(113)	to	$(113)
FFO(a)(b)(c)(d)(e)	$2,293	to	$2,338

FFO (from above)	$2,293	to	$2,338
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(50)	to	$(30)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$111	to	$116
Non-cash portion of tax provision	$(4)	to	$6
Non-real estate related depreciation, amortization and accretion	$49	to	$69
Amortization of non-cash interest expense	$(2)	to	$8
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$(1)	to	$1
Acquisition and integration costs	$15	to	$25
Maintenance capital expenditures	$(80)	to	$(70)
Corporate capital expenditures	$(45)	to	$(35)
AFFO(a)(b)(c)(d)(e)	$2,413	to	$2,458

(a)
The assumption for full year 2019 diluted weighted-average common shares outstanding is 417 million based on the diluted common shares outstanding as of March 31, 2019. The diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued
	Full Year 2019
(in millions)	Outlook
Net income (loss)	$781	to	$861
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$35	to	$45
Acquisition and integration costs	$15	to	$25
Depreciation, amortization and accretion	$1,606	to	$1,646
Amortization of prepaid lease purchase price adjustments	$19	to	$21
Interest expense and amortization of deferred financing costs	$687	to	$732
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$17	to	$25
Stock-based compensation expense	$111	to	$116
Adjusted EBITDA(a)(b)	$3,344	to	$3,389

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued
	Full Year 2019
(in millions)	Outlook
Net income (loss)	$781	to	$861
Real estate related depreciation, amortization and accretion	$1,557	to	$1,577
Asset write-down charges	$35	to	$45
Dividends on preferred stock	$(113)	to	$(113)
FFO(a)(b)(c)(d)	$2,293	to	$2,338

FFO (from above)	$2,293	to	$2,338
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(50)	to	$(30)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$111	to	$116
Non-cash portion of tax provision	$(4)	to	$6
Non-real estate related depreciation, amortization and accretion	$49	to	$69
Amortization of non-cash interest expense	$(2)	to	$8
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$15	to	$25
Maintenance capital expenditures	$(80)	to	$(70)
Corporate capital expenditures	$(45)	to	$(35)
AFFO(a)(b)(c)(d)	$2,413	to	$2,458

(a)
Previously issued full year 2019 Outlook assumes diluted weighted-average common shares outstanding as of December 31, 2018 of approximately 417 million. The diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

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The components of changes in site rental revenues for the quarters ended March 31, 2019 and 2018 are as follows:

	Three Months Ended March 31,
(dollars in millions)	2019	2018
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,137	$856

New leasing activity(b)(c)	87	49
Escalators	21	20
Non-renewals	(43)	(22)
Organic Contribution to Site Rental Revenues(d)	65	47
Straight-lined revenues associated with fixed escalators	17	16
Acquisitions(e)	—	234
Other	—	—
Total GAAP site rental revenues	$1,219	$1,153

Year-over-year changes in revenue:
Reported GAAP site rental revenues	5.7%
Organic Contribution to Site Rental Revenues(d)(f)	5.7%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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The components of the changes in site rental revenues for the year ending December 31, 2019 are forecasted as follows:

(dollars in millions)	Full Year 2018	Full Year 2019 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,670	$4,643

New leasing activity(b)(c)	213	350-380
Escalators	83	85-95
Non-renewals	(89)	(185)-(165)
Organic Contribution to Site Rental Revenues(d)	207	260-300
Straight-lined revenues associated with fixed escalators	72	30-50
Acquisitions(e)	767	—
Other	—	—
Total GAAP site rental revenues	$4,716	$4,939-$4,984

Year-over-year changes in revenue:
Reported GAAP site rental revenues		5.2%(f)
Organic Contribution to Site Rental Revenues(d)(g)		6.0%(f)

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower. To be consistent with prior presentations of the 2018 Outlook for Organic Contributions to Site Rental Revenues, the entire contribution to growth in site rental revenues in 2018 attributable to Lightower is included within acquisitions.

(f)	Calculated based on midpoint of full year 2019 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 15

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	March 31, 2019	March 31, 2018
Interest expense on debt obligations	$167	$158
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(4)	(3)
Interest expense and amortization of deferred financing costs	$168	$160

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Full Year 2019
(in millions)	Outlook
Interest expense on debt obligations	$696	to	$716
Amortization of deferred financing costs and adjustments on long-term debt, net	$17	to	$22
Other, net	$(19)	to	$(14)
Interest expense and amortization of deferred financing costs	$687	to	$732

Debt balances and maturity dates as of March 31, 2019 are as follows:

(in millions)	Face Value	Final Maturity
Cash and cash equivalents(a)	$245

Tower Revenue Notes, Series 2015-1(b)	300	May 2042
Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Tower Revenue Notes, Series 2018-1(b)	250	July 2043
Tower Revenue Notes, Series 2018-2(b)	750	July 2048
3.849% Secured Notes	1,000	Apr. 2023
Secured Notes, Series 2009-1, Class A-2(c)	70	Aug. 2029
Finance leases and other obligations	227	Various
Total secured debt	$3,297
2016 Revolver	645	June 2023
2016 Term Loan A	2,341	June 2023
5.250% Senior Notes	1,650	Jan. 2023
4.875% Senior Notes	850	Apr. 2022
3.400% Senior Notes	850	Feb. 2021
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
2.250% Senior Notes	700	Sept. 2021
4.000% Senior Notes	500	Mar. 2027
4.750% Senior Notes	350	May 2047
3.200% Senior Notes	750	Sept. 2024
3.650% Senior Notes	1,000	Sept. 2027
3.150% Senior Notes	750	July 2023
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
5.200% Senior Notes	400	Feb. 2049
Total unsecured debt	$14,036
Total net debt	$17,088

(a)	Excludes restricted cash.

(b)
The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, Series 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively.

(c)	The Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in September 2019 and ending in August 2029.

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News Release continued:	Page 16

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(dollars in millions)	For the Three Months Ended March 31, 2019
Total face value of debt	$17,333
Ending cash and cash equivalents(a)	245
Total Net Debt	$17,088

Adjusted EBITDA for the three months ended March 31, 2019	$821
Last quarter annualized Adjusted EBITDA	3,284
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.2	x

(a)	Excludes restricted cash.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	March 31, 2019				March 31, 2018
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$15	$—	$—	$15	$14	$—	$—	$14
Communications infrastructure construction and improvements	98	344	—	442	75	253	—	328
Sustaining:
Maintenance and corporate	6	11	4	21	7	9	6	22
Integration	—	—	2	2	—	—	6	6
Total	$119	$355	$6	$480	$96	$262	$12	$370
Note: See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for further discussion of our components of capital expenditures.

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News Release continued:	Page 17

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns, opportunities and tenant and shareholder value which may be derived from our business, assets, investments, acquisitions and dividends, including on a long-term basis, (2) our strategy, strategic position, business model and capabilities, the strength of our business and fundamentals of our business and industry, including spending by our major customers on network improvements and investments in 5G, (3) our growth, including growth in our cash flows and dividends per share, long-term prospects and the trends impacting our business, (4) the potential benefits and contributions which may be derived from our acquisitions, including the contribution to or impact on our financial or operating results, (5) leasing environment and activity, including the contribution to our financial or operating results therefrom, (6) our investments in our business and the potential growth, returns and benefits therefrom, (7) our dividends and our dividend growth rate, including its driving factors, and targets, (8) the strength of the U.S. market for communications infrastructure ownership, (9) our portfolio of assets, including demand therefor, strategic position thereof and opportunities created thereby, (10) benefits which may be derived from our financing activities, (11) cash flows, (12) tenant non-renewals, including the impact thereof, (13) capital expenditures, including sustaining and discretionary capital expenditures, and the timing thereof, (14) straight-line adjustments, (15) site rental revenues and estimated growth thereof, (16) site rental cost of operations, (17) net income (loss), (18) Adjusted EBITDA, including the impact of the timing of certain components thereof, (19) expenses, including interest expense and amortization of deferred financing costs, (20) FFO, (21) AFFO and estimated growth thereof, (22) Organic Contribution to Site Rental Revenues, (23) our weighted-average common shares outstanding, including on a diluted basis, (24) services contribution, including the timing thereof, and (25) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).

•
A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•
Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are less than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•
If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber solutions, our business may be adversely affected.

•	Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

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News Release continued:	Page 18

•
If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches or other unforeseen events that could adversely affect our operations, business, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
If we fail to pay scheduled dividends on our 6.875% Mandatory Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$245	$277
Restricted cash	158	131
Receivables, net	545	501
Prepaid expenses(a)	85	172
Other current assets	160	148
Total current assets	1,193	1,229
Deferred site rental receivables	1,373	1,366
Property and equipment, net	13,883	13,676
Operating lease right-of-use assets(a)	5,969	—
Goodwill	10,078	10,078
Other intangible assets, net(a)	5,178	5,516
Long-term prepaid rent and other assets, net(a)	104	920
Total assets	$37,778	$32,785

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$311	$313
Accrued interest	107	148
Deferred revenues	502	498
Other accrued liabilities(a)	262	351
Current maturities of debt and other obligations	96	107
Current portion of operating lease liabilities(a)	287	—
Total current liabilities	1,565	1,417
Debt and other long-term obligations	17,120	16,575
Operating lease liabilities(a)	5,338	—
Other long-term liabilities(a)	2,009	2,759
Total liabilities	26,032	20,751
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: March 31, 2019—416 and December 31, 2018—415	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: March 31, 2019—2 and December 31, 2018—2; aggregate liquidation value: March 31, 2019—$1,650 and December 31, 2018—$1,650	—	—
Additional paid-in capital	17,769	17,767
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(6,022)	(5,732)
Total equity	11,746	12,034
Total liabilities and equity	$37,778	$32,785

(a)
Effective January 1, 2019, we adopted new guidance on the recognition, measurement, presentation and disclosure of leases. The new guidance requires lessees to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments for all leases. The accounting for lessors remained largely unchanged from previous guidance. As a result of the new guidance for leases, certain amounts related to our lessee arrangements that were previously reported separately have been de-recognized and reclassified into "operating lease right-of-use assets" on the condensed consolidated balance sheet as of March 31, 2019.

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News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net revenues:
Site rental	$1,219	$1,153
Services and other	207	146
Net revenues	1,426	1,299
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	361	347
Services and other	125	86
Selling, general and administrative	152	134
Asset write-down charges	6	3
Acquisition and integration costs	4	6
Depreciation, amortization and accretion	394	374
Total operating expenses	1,042	950
Operating income (loss)	384	349
Interest expense and amortization of deferred financing costs	(168)	(160)
Gains (losses) on retirement of long-term obligations	(1)	(71)
Interest income	2	1
Other income (expense)	(1)	(1)
Income (loss) before income taxes	216	118
Benefit (provision) for income taxes	(6)	(4)
Net income (loss)	210	114
Dividends on preferred stock	(28)	(28)
Net income (loss) attributable to CCIC common stockholders	$182	$86

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.44	$0.21
Net income (loss) attributable to CCIC common stockholders, diluted	$0.44	$0.21

Weighted-average common shares outstanding:
Basic	415	409
Diluted	417	410

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$210	$114
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	394	374
(Gains) losses on retirement of long-term obligations	1	71
Amortization of deferred financing costs and other non-cash interest	1	2
Stock-based compensation expense	29	23
Asset write-down charges	6	3
Deferred income tax (benefit) provision	1	1
Other non-cash adjustments, net	2	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(70)	(90)
Decrease (increase) in assets	(62)	(48)
Net cash provided by (used for) operating activities	512	452
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(10)	(14)
Capital expenditures	(480)	(370)
Other investing activities, net	1	—
Net cash provided by (used for) investing activities	(489)	(384)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	996	1,743
Principal payments on debt and other long-term obligations	(25)	(32)
Purchases and redemptions of long-term debt	(12)	(1,318)
Borrowings under revolving credit facility	710	170
Payments under revolving credit facility	(1,140)	(1,050)
Payments for financing costs	(10)	(15)
Net proceeds from issuance of common stock	—	843
Purchases of common stock	(42)	(33)
Dividends/distributions paid on common stock	(477)	(443)
Dividends paid on preferred stock	(28)	(28)
Net cash provided by (used for) financing activities	(28)	(163)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(5)	(95)
Effect of exchange rate changes on cash	—	—
Cash, cash equivalents, and restricted cash at beginning of period	413	440
Cash, cash equivalents, and restricted cash at end of period	$408	$345
Supplemental disclosure of cash flow information:
Interest paid	208	185
Income taxes paid	—	—

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CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$805	$414		$1,219	$764	$389		$1,153
Segment services and other revenues	203	4		207	142	4		146
Segment revenues	1,008	418		1,426	906	393		1,299
Segment site rental cost of operations	211	140		351	211	126		337
Segment services and other cost of operations	121	3		124	82	2		84
Segment cost of operations(a)(b)	332	143		475	293	128		421
Segment site rental gross margin(c)	594	274		868	553	263		816
Segment services and other gross margin(c)	82	1		83	60	2		62
Segment selling, general and administrative expenses(b)	26	48		74	26	43		69
Segment operating profit(c)	650	227		877	587	222		809
Other selling, general and administrative expenses(b)			$55	55			$46	46
Stock-based compensation expense			29	29			26	26
Depreciation, amortization and accretion			394	394			374	374
Interest expense and amortization of deferred financing costs			168	168			160	160
Other (income) expenses to reconcile to income (loss) before income taxes(d)			15	15			85	85
Income (loss) before income taxes				$216				$118

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $6 million and $7 million for the three months ended March 31, 2019 and 2018, respectively, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended March 31, 2019 and 2018. Selling, general and administrative expenses exclude stock-based compensation expense of $23 million and $19 million for the three months ended March 31, 2019 and 2018, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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